Exhibit 4.3

CONFIDENTIAL

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO A LOCKUP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THIS WARRANT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

NEUROSIGMA, INC.

WARRANT TO PURCHASE SHARES

October 14, 2013

Void after

October 14, 2018

This Warrant is issued to Jerry E. Shea, Jr. by NeuroSigma, Inc., a Delaware corporation, (the “Company”), pursuant to the terms of that certain Note and Warrant Purchase Agreement dated October 14, 2013 (as amended, modified or supplemented, the “Note Purchase Agreement”) in connection with the Company’s issuance to the initial holder of this Warrant of a Promissory Note (the “Note”).

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Note Purchase Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to the number of fully paid and nonassessable shares of the Company’s Common Stock (as more fully described below, the “Shares”), that equals the quotient obtained by dividing (a) the Warrant Coverage Amount (defined below) by (b) the Exercise Price (defined below).

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2. Definitions.

(a) Exercise Price. The exercise price for the Shares shall be $8.18 per share. Such price shall be subject to adjustment pursuant to Section 6 hereof (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

(b) Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the close of business on the date that is the five year anniversary of the date hereof.

(c) Warrant Coverage Amount. The term “Warrant Coverage Amount” means that amount which equals 25% of the original principal amount of the Note.

(d) Shares. The term “Shares” means the Company’s Common Stock subject to this Warrant. The number of Shares for which this Warrant is exercisable is subject to adjustment pursuant to Sections 6 and 7 hereof.

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A - B)
X =	A

Where

X	=	The number of Shares to be issued to the holder of this Warrant.

Y	=	The number of Shares purchasable under this Warrant.

A	=	The Fair Market Value (defined below) of one Share.

B	=	The Exercise Price (as adjusted to the date of such calculations).

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For purposes of this Section 4, the “Fair Market Value” of a Share shall be the price per Share that the Company could obtain from a willing buyer for the Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company’s Board of Directors; provided, that, if the Warrant is being exercised upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the value will be the initial “Price to Public” of one such Share specified in the final prospectus with respect to such offering

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased (bearing such legends as are required by any subscription agreement, the Note Purchase Agreement, this Warrant, and applicable state and federal securities laws in the opinion of counsel to the Company) shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of a subscription notice.

6. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made

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with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

9. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of securities issued or issuable upon exercise of the Warrants issued pursuant to the Note Purchase Agreement. Notwithstanding the foregoing, in the event an amendment or waiver of this Agreement adversely affects the rights of the holder in a manner different than the other holders other than by virtue of the number of shares exercisable under the Warrants, then the written consent of the holder shall also be required to enforce such amendment or waiver.

10. Transfer. This Warrant, the shares of Common Stock issued upon exercise of this Warrant and all other rights hereunder may only be transferred, in whole or in part, to an affiliate of the holder of this Warrant, without charge (except for transfer taxes); provided, however, that (x) such affiliate shall have agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that (1) provides that such affiliate shall be bound by the terms of this Warrant, and (2) contains the representations and warranties set forth in Section 3 of the Note Purchase Agreement, and (y) as a condition to such transfer, such affiliate shall surrender this Warrant to the Company to permit the Company to deliver a new Warrant in such affiliate’s name. Except as set forth in Section 10, this Warrant may not be transferred without the prior written consent of the Company in its sole discretion. All transfers of this Warrant, or any shares of Common Stock issued upon exercise of this Warrant, must also be made in accordance with the Securities Act, and applicable state securities laws. Any attempted transfer of this Warrant, or any shares of Common Stock issued upon exercise of this Warrant, in violation of this Section 10 shall be null and void ab initio. Upon surrender of this Warrant to the Company, together with instructions by the applicable holder hereof that all or a portion of this Warrant be assigned, the Company shall execute and deliver

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a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the applicable holder’s entire interest is not being assigned, in the name of the transferring holder, and this Warrant shall promptly be canceled. Each certificate representing the shares of Common Stock issued upon exercise of this Warrant transferred in accordance with this Section 10 shall bear any legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, including, without limitation, the legends set forth in Sections 12 and 13.

11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

12. Lock-Up Agreement. The holder of this Warrant agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company’s securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, however, that such 180 day period may be extended to the extent necessary to permit any managing underwriter to comply with NASD Rule 2711(f)(4) or any successor rule thereto. The holder of this Warrant acknowledges that the Company will cause to be placed on any securities issued directly or indirectly upon exercise this Warrant the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

13. Other Restrictive Legends. The holder of this Warrant acknowledges that the Company will cause to be placed on any securities issued directly or indirectly upon exercise this Warrant the following legend:

“THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO A LOCKUP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THIS WARRANT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL

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OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.”

14. Counterparts. This Warrant may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Pages Follow]

CONFIDENTIAL

IN WITNESS WHEREOF, Company has caused this Warrant to be issued as of the date first written above.

NEUROSIGMA, INC.
a Delaware corporation

By:	/s/ Leon Ekchian
Name:	Leon Ekchian
Title:	President & CEO

[Signatures Pages Continue on the Following Page]

[Signature Page to the Warrant]

CONFIDENTIAL

ACKNOWLEDGED AND AGREED:

FOR INVESTORS THAT ARE INDIVIDUALS:

Date:	10/14/13	Signature:

/s/ Jerry E. Shea, Jr.

Name (please print):

Jerry E. Shea, Jr.

FOR INVESTORS THAT ARE TRUSTS:

Date:	Name of Trust:

Signature of Trustee

If applicable:

Signature of Co-Trustee:

FOR INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES OR PARTNERSHIPS:

Date:	Name of Entity:

Signature:

Title of Signatory:

[Signature Page to the Warrant]